UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): March 11, 2008
Rock-Tenn Company
(Exact name of registrant as specified in charter)

Georgia	0-23340	62-0342590
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

504 Thrasher Street, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)
(770) 448-2193
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
Effective as of March 5, 2008, Rock-Tenn Company, a Georgia corporation (“Rock-Tenn”), completed its acquisition of Southern Container Corp. (“Southern Container”), a Delaware corporation that manufactures containerboard and corrugated packaging (the “Acquisition”). In connection with the financing of the Acquisition, Rock-Tenn entered into certain agreements which are summarized below. A copy of the press release announcing the completion of the Acquisition is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.
Senior Credit Facility
On March 5, 2008, Rock-Tenn and Rock-Tenn Company of Canada, a subsidiary of Rock-Tenn, entered into an Amended and Restated Credit Agreement (the “Senior Credit Facility”).  This Senior Credit Facility replaces Rock-Tenn’s 2005 Credit Agreement (as defined below).  The arrangers of the new Senior Credit Facility are as follows:
•	Wachovia Bank, National Association, as Administrative Agent and Collateral Agent;

•	Bank of America, N.A., acting through its Canada Branch, as Canadian Agent;

•	Wachovia Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., and Banc of America Securities LLC, as the Joint Lead Arrangers and Joint Book Runners;

•	SunTrust Bank, as Syndication Agent; and

•	Bank of America, N.A. and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Documentation Agents.
In addition, the following subsidiaries of Rock-Tenn entered into the Senior Credit Facility as guarantors (collectively, the “Rock-Tenn Guarantors”): Rock-Tenn Converting Company, Waldorf Corporation, PCPC, Inc., Rock-Tenn Packaging and Paperboard, LLC, Rock-Tenn Mill Company, LLC, Rock-Tenn Shared Services, LLC, Rock-Tenn Services, Inc., Alliance Asia, LLC, Rock-Tenn Packaging Company, Rock-Tenn Company of Texas, Rock-Tenn Partition Company,  Fold-Pak, LLC (f/k/a GSD Packaging , LLC), Preflex, LLC, Rock-Tenn Canada Holdings, Inc., Rock-Tenn Leasing Company, LLC, Schiffenhaus Industries, Inc., Schiffenhaus Packaging Corp., Schiffenhaus Services, Inc., Southern Container Corp., Southern Container Holding Corp., Southern Container Management Corp., Tencorr Containerboard Inc., Alliance Display Company of Canada, Rock-Tenn Company of Canada II, Rock-Tenn Company of Canada III, Ling Industries Inc., Groupe Cartem Wilco Inc., Wilco Inc., and Ling Quebec Inc.
The Senior Credit Facility includes revolving credit and term loan facilities in the aggregate principal amount of $1.2 billion, consisting of a $450 million revolving credit facility, a $550 million term loan A facility and a $200 million term loan B facility. The Senior Credit Facility is pre-payable at any time.  The revolving credit facility and term loan A facility are scheduled to mature on the earlier to occur of (a) March 5, 2013 and (b) if our $100 million 5.625% senior public notes due March 2013 (the “2013 Senior Notes”) have not been paid in full or refinanced by September 15, 2012, then September 15, 2012;  the term loan B facility is scheduled to mature on the earlier to occur of (a) March 5, 2014 and (b) if the 2013 Senior Notes have not been paid in full or refinanced by September 15, 2012, then September 15, 2012. At Rock-Tenn’s option, borrowings under the Senior Credit Facility (other than swingline and Canadian dollar loans) bear interest at either (1) LIBOR plus an applicable margin (“LIBOR Loans”) or (2) the base rate, which will be the higher of the prime commercial lending rate of the U.S. Administrative Agent plus an applicable margin or the Federal Funds Rate for Federal Reserve System overnight borrowing transactions plus an applicable margin (“Base Rate Loans”). The applicable margin for determining the interest rate applicable for the revolving credit facility and term loan A facility for LIBOR Loans ranges from 1.25% to 2.50% and for the term loan B facility, is fixed at an applicable margin of 2.75%; for Base Rate Loans, the applicable margin for determining the interest rate for the revolving credit facility and term loan A facility for Base Rate Loans ranges from 0.25% to 1.50% and for the term loan B facility, is fixed at an applicable margin of 1.75%.   The applicable percentage for determining the facility commitment fee ranges from 0.175% to 0.40%.  The applicable margin and commitment fee ranges are based on the ratio of our Total Funded Debt to Credit Agreement EBITDA, or the Leverage Ratio.  EBITDA is defined in our Senior Credit Facility and is generally calculated based on earnings before interest, taxes, depreciation, amortization, and certain specified items (“Credit Agreement EBITDA”).   At

March 5, 2008, the applicable margin for determining the interest rate applicable to LIBOR Loans and the applicable margin for determining the interest rate applicable to Base Rate Loans for the revolving credit facility and the term loan A facility were 2.50% and 1.50%, respectively. In no event will LIBOR be less than 3.00% for purposes of determining the interest rate on the term loan B facility LIBOR Loans. The facility commitment fee for the revolving credit facility and the term loan A facility at March 5, 2008 was 0.40%.
Rock-Tenn’s obligations under the new Senior Credit Facility and under any hedging agreements entered into between any lender or affiliate thereof and any U.S. Credit Party, as defined in the Senior Credit Facility documentation, are unconditionally guaranteed by each of Rock-Tenn’s present U.S. subsidiaries, other than (1) the following unrestricted subsidiaries of Rock-Tenn: Dominion Paperboard Products Ltd., GraphCorr LLC, Rock-Tenn Financial, Inc., RTS Embalajes de Argentina, RTS Embalajes De Chile Limitada, RTS Empaques, S.De R.L. CV, RTS Packaging Foreign Holdings, LLC, RTS Packaging, LLC, Schiffenhaus California, LLC, Schiffenhaus Canada Inc., and (2) Solvay Paperboard LLC, a subsidiary of Southern Container Corp. (unless any refinancing of certain Solvay Paperboard LLC bonds permits such guarantee, in which case Solvay Paperboard LLC will become a guarantor), and partially by Rock-Tenn’s present Canadian subsidiaries. Future subsidiaries will be required to guarantee the obligations under the Senior Credit Facility unless we designate them as unrestricted subsidiaries. Obligations under the Senior Credit Facility are secured by a first priority security interest in a substantial portion of Rock-Tenn’s assets, including the capital stock or other equity interests and indebtedness of certain of its U.S. subsidiaries, certain of the stock of its first tier Canadian subsidiary and certain of Rock-Tenn’s and its subsidiaries’ real and personal property. Additionally, Rock-Tenn’s outstanding fixed rate senior notes share certain of the collateral (i.e., any principal property of Rock-Tenn or any subsidiary or any shares of capital stock or other equity interests or indebtedness of any subsidiary) under the terms of its indenture dated as of July 31, 1995.
Rock-Tenn and the Rock-Tenn Guarantors have made certain usual and customary representations and warranties in Senior Credit Facility documentation, which also includes usual and customary affirmative and negative covenants, including maintenance of financial ratios and restrictions on the creation of additional long-term and short-term debt, the creation or existence of certain liens, the occurrence of certain mergers, acquisitions or disposals of assets and certain leasing arrangements, the occurrence of certain fundamental changes in the primary nature of Rock-Tenn’s consolidated business, the nature of certain investments, and other matters.
Financial covenants include maintenance of a maximum Leverage Ratio of 5.00 to 1.00 (which decreases to 3.50 to 1.00 over the term of the loans), a minimum Consolidated Interest Coverage Ratio of 2.70 to 1.00 (which increases to 3.50 to 1.00 over the term of the loans), and a minimum Consolidated Net Worth of not less than the sum of $525.0 million plus 50% of cumulative Consolidated Net Income (in each case as defined in the Senior Credit Facility documentation).
Rock-Tenn is permitted under its Senior Credit Facility to repurchase its capital stock and pay cash dividends. If on a pro forma basis Rock-Tenn’s Leverage Ratio does not exceed 3.00 to 1.00, no default or event of default exists under the Senior Credit Facility and Rock-Tenn is able to incur an additional $1.00 of funded debt under the debt and financial covenants in the Senior Credit Facility documentation, Rock-Tenn is permitted to make purchases and dividend declarations in the aggregate amount up to 50% of cumulative Consolidated Net Income from April 1, 2008 through the last day of the most recent fiscal quarter end for which financial statements have been delivered. If on a pro forma basis Rock-Tenn’s Leverage Ratio is greater than 3.00 to 1.00, no default or event of default exists under the Senior Credit Facility and Rock-Tenn is able to incur an additional $1.00 of funded debt under the debt and financial covenants in the Senior Credit Facility documentation, the aggregate amount of purchases and dividend declarations shall not exceed $30.0 million per year.
On January 31, 2008, Rock-Tenn entered into two interest rate swaps of an initial notional amount aggregating $550.0 million. These swaps are tiered and the notional amounts will decline through April 2012. These forward starting floating-to-fixed swaps will start on April 1, 2008 and are based on the one-month LIBOR rate, at an average rate of 3.11%, plus the applicable credit margin then in effect. Rock-Tenn has designated these swaps as cash flow hedges of the interest rate exposure on an equivalent amount of floating rate debt it incurred as part of the Acquisition.
Cautionary Statements
The representations, warranties and covenants made by the parties in the agreement documenting the Senior Credit Facility are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the agreement. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Rock-Tenn or any of Rock-Tenn’s affiliates.

Indenture
On March 5, 2008, Rock-Tenn issued $200.0 million aggregate principal amount of 9 1/4% senior notes due 2016 in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The notes were issued pursuant to an indenture, dated as of March 5, 2008 (the “Indenture”), by and among Rock-Tenn, the guarantors listed therein and HSBC Bank USA, National Association, as Trustee. The Indenture does not limit the aggregate principal amount of notes that Rock-Tenn may issue and it provides for the issuance from time to time of additional notes to be issued by Rock-Tenn in one or more series as provided in the Indenture, subject to compliance with certain conditions therein. The Indenture contains financial and restrictive covenants, including limitations on: restricted payments, dividend and other payments affecting restricted subsidiaries (as defined therein), incurrence of debt, asset sales, transactions with affiliates, liens, sale and leaseback transactions and the creation of unrestricted subsidiaries.
Copies of the Senior Credit Facility and the Indenture are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
Item 1.02.    Termination of a Material Definitive Agreement
Credit Agreement
On March 5, 2008, contemporaneously with the execution and delivery of the Senior Credit Facility, Rock-Tenn satisfied its obligations under the Credit Agreement dated as of June 6, 2005, among Rock-Tenn, certain of its affiliates and the lenders named therein (the “2005 Credit Agreement”).
On March 5, 2008, all outstanding balances owed under the 2005 Credit Agreement were refinanced under outstanding balances under the new Senior Credit Facility.  Rock-Tenn incurred no early termination penalties in connection with the termination of the 2005 Credit Agreement.
Item 2.01.    Completion of Acquisition or Disposition of Assets
On January 10, 2008, Rock-Tenn, Carrier Merger Sub, Inc., a Delaware corporation and Rock-Tenn’s wholly-owned subsidiary, Southern Container, Steven Grossman as the Stockholders’ Representative and the stockholders listed therein (collectively, the  “Stockholders” ), and Steven Hill entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement on March 5, 2008, Carrier Merger Sub was merged with and into Southern Container, whereby Southern Container became a wholly-owned subsidiary of Rock-Tenn, for a purchase price of approximately $993 million including the assumption of debt. The purchase price is subject to post-closing adjustments to reflect, among other things, changes in Southern Container’s working capital. In addition, Rock-Tenn and Southern Container expect to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, at which time an additional $69.3 million will be paid to the Stockholders. This election will increase Rock-Tenn’s tax basis in the acquired assets and result in a net present value benefit of approximately $150.0 million. In addition, Rock-Tenn has agreed to remit to the Stockholders and Steven Hill an estimated $44.4 million of acquired cash no later than November 15, 2008. Rock-Tenn previously disclosed the material terms and conditions of the Merger Agreement in its Current Report on Form 8-K that it filed with the SEC on January 11, 2008, which is incorporated by reference herein. On March 1, 2008, the Merger Agreement was amended to provide for certain technical and clean-up changes. A copy of the Amendment No. 1 to the Merger Agreement is filed as exhibit 2.1 hereto and is incorporated by reference herein.
Rock-Tenn financed the Acquisition, including related costs, and refinanced the 2005 Credit Agreement with borrowings under the Senior Credit Facility, together with cash on hand and the net proceeds from the issuance of senior notes, as described above under Item 1.01. The information included in Item 1.01 above is incorporated by reference into this Item 2.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.03. Material Modification to Rights of Security Holders.
The information included in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01.  Financial Statements and Exhibits.
(a)   Financial Statements of Businesses Acquired.
        Attached as Exhibit 99.1 are (1) the audited consolidated statements of Southern Container Corp. and Subsidiaries as of December 30, 2006 and December 31, 2005, the related audited consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows for the 52 weeks ended December 30, 2006, the 53 weeks ended December 31, 2005, and the 52 weeks December 25, 2004, and notes thereto and (2) the interim condensed consolidated statements of Southern Container Corp. and Subsidiaries as of September 8, 2007, the related interim condensed consolidated statements of operations and consolidated statements of cash flows for the 36 weeks ended September 8, 2007 and September 9, 2006, and notes thereto.
(b) Pro Forma Financial Information.
Attached as Exhibit 99.2 is the unaudited pro forma condensed combined financial information that gives effect to the acquisition of Southern Container Corp.
(d)   Exhibits.
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 1, 2008, by and among Rock-Tenn Company, Carrier Merger Sub, Inc., Southern Container Corp., the Stockholders listed in the original Merger Agreement, Steven Hill, and the Stockholders’ Representative (as defined in the original Merger Agreement).

4.1	Indenture, dated as of March 5, 2008, by and among Rock-Tenn Company, the guarantors party thereto and HSBC Bank USA, National Association as Trustee.

4.2	The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, a copy of any instrument defining the rights of holders of long-term debt of the Registrant and all of its consolidated subsidiaries and unconsolidated subsidiaries for which financial statements are required to be filed with the Securities and Exchange Commission.

10.1	Amended and Restated Credit Agreement, dated as of March 5, 2008, among Rock-Tenn Company, as Borrower, Rock-Tenn Company of Canada, as the Canadian Borrower, certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the lenders party thereto, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent, and Bank of America, N.A., acting through its Canada Branch, as Canadian Agent.

23	Consent of Independent Accountants.

99.1	The audited consolidated statements of Southern Container Corp. and Subsidiaries as of December 30, 2006 and December 31, 2005, the related audited consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows for the 52 weeks ended December 30, 2006, the 53 weeks ended December 31, 2005, and the 52 weeks December 25, 2004, and notes thereto and (2) the interim condensed consolidated statements of Southern Container Corp. and Subsidiaries as of September 8, 2007, the related interim condensed consolidated statements of operations and consolidated statements of cash flows for the 36 weeks ended September 8, 2007 and September 9, 2006, and notes thereto.

99.2	The unaudited pro forma condensed combined financial information that gives effect to the acquisition of Southern Container Corp.

99.3	Press release dated March 5, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY
(Registrant)

Date: March 11, 2008	By:	/s/ Steven C. Voorhees

Steven C. Voorhees
Executive Vice-President and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit Number and Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 1, 2008, by and among Rock-Tenn Company, Carrier Merger Sub, Inc., Southern Container Corp., the Stockholders listed in the original Merger Agreement, Steven Hill, and the Stockholders’ Representative (as defined in the original Merger Agreement).

4.1	Indenture, dated as of March 5, 2008, by and among Rock-Tenn Company, the guarantors party thereto and HSBC Bank USA, National Association as Trustee.

4.2	The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, a copy of any instrument defining the rights of holders of long-term debt of the Registrant and all of its consolidated subsidiaries and unconsolidated subsidiaries for which financial statements are required to be filed with the Securities and Exchange Commission.

10.1	Amended and Restated Credit Agreement, dated as of March 5, 2008, among Rock-Tenn Company, as Borrower, Rock-Tenn Company of Canada, as the Canadian Borrower, certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the lenders party thereto, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent, and Bank of America, N.A., acting through its Canada Branch, as Canadian Agent.

23	Consent of Independent Accountants

99.1	The audited consolidated statements of Southern Container Corp. and Subsidiaries as of December 30, 2006 and December 31, 2005, the related audited consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows for the 52 weeks ended December 30, 2006, the 53 weeks ended December 31, 2005, and the 52 weeks December 25, 2004, and notes thereto and (2) the interim condensed consolidated statements of Southern Container Corp. and Subsidiaries as of September 8, 2007, the related interim condensed consolidated statements of operations and consolidated statements of cash flows for the 36 weeks ended September 8, 2007 and September 9, 2006, and notes thereto.

99.2	The unaudited pro forma condensed combined financial information that gives effect to the acquisition of Southern Container Corp.

99.3	Press release dated March 5, 2008.